                                                                    EXHIBIT 99.1


[GRAPHIC OMITTED][GRAPHIC OMITTED]
Osteotech, Inc.


         OSTEOTECH REPORTS 2006 FIRST QUARTER REVENUES OF $25.1 MILLION
                     AND DILUTED EARNINGS PER SHARE OF $.01


Osteotech, Inc. (NASDAQ: OSTE) reported today that consolidated revenues for the three months ended March 31, 2006 increased 5% to $25.1 million as compared to consolidated revenues of $23.8 million for the three months ended March 31, 2005. Consolidated revenues in the first quarter of 2006 increased 15% over consolidated revenues of $21.9 million in the fourth quarter of 2005. Gross margins increased slightly in the first quarter of 2006 to 46% from 45% in the first quarter of 2005, mainly due to a reduced need for reserves for expiring, excess and obsolete tissue inventories in 2006 compared to 2005. Net income for the three months ended March 31, 2006 was $.2 million, or $.01 diluted earnings per share, compared to a net loss of $.8 million, or $.05 diluted net loss per share, for the three months ended March 31, 2005.

Sam Owusu-Akyaw, Osteotech's President and Chief Executive Officer, stated, "Our team is pleased with the progress reflected in our financial performance in the first quarter of 2006. We were able to drive revenue growth, slightly improve gross margins and control operating expenses. Although our profitability in the first quarter of 2006 was mainly the result of gains related to changes in exchange rates on foreign transactions denominated in US dollars, principally intercompany debt, and the receipt of an additional consideration payment related to a subsidiary sold in 2002, we still generated a small profit from operations."

Mr. Owusu-Akyaw concluded, "We are slowly beginning to see the benefits of the initiatives started in 2005. I am proud of the dedication our employees and independent sales agents have demonstrated to support the many changes implemented to turn the company around."

DBM Segment revenues increased 12% to $14.5 million for the three months ended March 31, 2006 compared to revenue of $12.9 million in the first quarter of 2005. The increase in DBM Segment revenues is substantially the result of increased unit sales volume in all product categories, including increased unit sales from distribution of our proprietary products directly to end users for which we recognize higher per unit selling prices, partially offset by the impact of pricing pressures on our domestic sales efforts.

Operating income in the DBM Segment was $1.4 million and $.6 million for the three months ended March 31, 2006 and 2005, respectively. The increase in operating income in the first quarter of 2006 was primarily due to increased revenues and our ability to control operating expenses in 2006 compared to 2005. Gross margins in the DBM segment in the first quarter of 2006 were relatively flat with the first quarter of 2005.

                                    - more -

Base Tissue Segment revenues declined 5% to $10.0 million in the first quarter of 2006 as compared to $10.5 million in the corresponding period in 2005. The decline in Base Tissue Segment revenues is primarily due to a 43% decline in service fees generated by processing allograft bone tissue for clients in the first quarter of 2006 due to our processing 338 fewer donors for these clients compared to the first quarter of 2005 and a 12% decline in revenues from the distribution of Graftech(R) Bio-implants due to continued lower demand and increased competition from polymer based spinal implants. Partially offsetting these declines was a 57% increase in the world-wide distribution of traditional tissue in the first quarter of 2006 compared to the first quarter of 2005 mainly from increased unit sales volume and the impact of a January 1 price increase, partially offset by pricing pressures on our domestic distribution efforts.

The Base Tissue Segment generated an operating loss of $.9 million and $1.5 million for the three months ended March 31, 2006 and 2005, respectively. The operating loss in 2006 declined compared to 2005 primarily due to slightly improved gross margins and reduced operating expenses, partially offset by the effects of the decline in revenues.

A conference call will be conducted by Sam Owusu-Akyaw, President and Chief Executive Officer, as well as other members of Osteotech management, on May 9, 2006 at 11:00 am Eastern Time to discuss first quarter results. You are invited to listen to the conference call by dialing 706-634-5453. The conference will also be simultaneously web cast at http://www.osteotech.com. Automated playback will be available two hours after completion of the live call, through midnight, May 23, 2006, by dialing 706-645-9291 and indicating access code 8761706.

Certain statements made throughout this press release that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts. Certain of these factors are detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. All information in this press release is as of May 9, 2006 and the Company undertakes no duty to update this information.

Osteotech, Inc., headquartered in Eatontown, New Jersey, is a leading provider of human bone and bone connective tissue for transplantation and an innovator in the development and marketing of biomaterial and implant products for musculoskeletal surgery. For further information regarding Osteotech, this press release or the conference call, please go to Osteotech's website homepage at www.osteotech.com and to Osteotech's Financial Information Request Form website page at www.osteotech.com/finrequest.htm.


                                                     - more -


                        OSTEOTECH, INC. AND SUBSIDIARIES
                           CONSOLIDATED REVENUE DETAIL
                             (dollars in thousands)


                                                                   Three Months
                                                                  Ended March 31,
                                                       -----------------------------------
                                                            2006                   2005
                                                          -------------     ------------

            DBM Segment
               Domestic                                            $12,340       $10,997
               International                                         2,149         1,898
                                                             -------------     ------------
                    Total                                           14,489        12,895
                                                             -------------     ------------


            Base Tissue Segment
            Domestic:
               Client Processing                                     1,779         3,244
               Traditional Tissue                                    2,503         1,359
               Graftech(R) Bio-implants                              3,998         4,544
                                                             -------------     ------------
                                                                     8,280         9,147
            International:
               Client Processing                                       141           138
               Traditional Tissue                                    1,596         1,258
                                                             -------------     ------------
                                                                     1,737         1,396
                                                             -------------     ------------
                    Total Base Tissue Segment                       10,017        10,543
                                                             -------------     ------------

            Other Product Lines                                        574           410
                                                             -------------     ------------

            Net Revenues                                           $25,080       $23,848
                                                             =============     ============


                                    - more -

                        OSTEOTECH, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (dollars in thousands, except per share data)


                                                                                 Three Months
                                                                               Ended March 31,
                                                                       ---------------------------------
                                                                              2006                2005
                                                                       --------------    ---------------

                 Net revenues:
                      Service                                               $  24,506          $  23,438
                      Product                                                     574                410
                                                                       --------------    ---------------
                                                                               25,080             23,848

                 Cost of services                                              13,165             13,063
                 Cost of products                                                 336                158
                                                                       --------------    ---------------
                                                                               13,501             13,221
                                                                       --------------    ---------------

                 Gross profit                                                  11,579             10,627

                 Marketing, selling, general
                       and administrative                                      10,096             10,606
                 Research and development                                       1,172               962
                                                                       --------------    ---------------
                                                                              11,268             11,568
                                                                       --------------    ---------------

                 Operating income (loss)                                         311                (941)
                 Interest expense and other, net                                 (26)               (296)
                                                                       --------------    ---------------

                 Income (loss) before income taxes                               285              (1,237)
                 Income tax provision (benefit)                                   43                (406)
                                                                       --------------     --------------
                 Net Income (loss)                                         $     242          $     (831)
                                                                       ==============     ==============
                 Earnings (loss) per share:
                       Basic                                                       $.01          $(.05)
                       Diluted                                                    $ .01        $  (.05)
                 Shares used in computing earnings (loss) per share:
                       Basic                                                   17,265,853      17,176,696
                       Diluted                                                 17,363,156      17,176,696





                                                     - more -

                        OSTEOTECH, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)


                                                                     March 31,              December 31,
                                                                       2006                    2005
                                                                -------------------    --------------------
                                   Assets

             Cash and cash equivalents                                   $12,790                 $13,484
             Accounts receivable, net                                     18,021                  14,879
             Deferred processing costs                                    28,571                  28,805
             Inventories                                                   1,392                   1,278
             Other current assets                                          3,679                   3,438
                                                                -------------------    --------------------
                       Total current assets                               64,453                  61,884
             Property, plant and equipment, net                           39,430                  39,962
             Other assets                                                  8,925                   9,176
                                                                -------------------    --------------------
                                                                        $112,808                $111,022
                                                                ===================    ====================



                    Liabilities and Stockholders' Equity

             Accounts payable and accrued expense                        $18,155                 $16,320
             Current maturities of
                capital lease obligation                                     672                     655
                                                                -------------------    --------------------
                       Total current liabilities                          18,827                  16,975
             Capital lease obligation                                     15,428                  15,603
             Other liabilities                                             7,499                   7,689
                                                                -------------------    --------------------
                       Total liabilities                                  41,754                  40,267
             Stockholders' equity                                         71,054                  70,755
                                                                -------------------    --------------------
                                                                        $112,808                $111,022
                                                                ===================    ====================



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